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                                                                    EXHIBIT 99.1

                SIEBEL SYSTEMS TO JOIN WITH SCOPUS TECHNOLOGY

     San Mateo, California March 2, 1998 - Siebel Systems, Inc. (NASDAQ:SEBL) today announced an agreement to merge with Scopus Technology, Inc. (NASDAQ:SCOP), creating the world's largest provider of sales, marketing, and customer service information systems.

     The combined company will bring together Siebel Systems, the leader in sales and marketing automation, with Scopus Technology, the leader in customer service, field service, and call center solutions to enhance its market leadership position in the Enterprise Relationship Management (ERM) marketplace.

     The combined company will be known as Siebel Systems, with headquarters in San Mateo, California. Scopus Technology will operate as Siebel Systems' customer service, field service, and call center business unit based in Emeryville, California. Ori S. Sasson, currently President and CEO of Scopus Technology, will become Senior Vice President and General Manager of the customer service, field service, and call center business unit and will become a member of the Siebel Systems' executive committee.

     The companies' products, including Siebel Systems' sales and marketing automation applications and Scopus Technology's customer service, field service, and call center applications will be integrated into a unified suite of sales, marketing, and customer service systems. The company will develop a common user interface across the entire suite of applications, as well as a unified data model, architecture, and tool set. The integrated product suite will continue to support integration with back office and ERP systems to provide a complete, end-to-end enterprise information solution. Customers of both companies will be assured of a clear migration path as the product lines converge after the close of the merger.

     Additional synergy results from the companies combining their ongoing vertical market initiatives focused upon banking, telecommunications, insurance, consumer goods, pharmaceutical, brokerage, health care, and technology and manufacturing industries.

     The Scopus Technology organization will continue to focus its energies on the customer service, field service and call center market opportunities with responsibility for product marketing, marketing and engineering. Other business functions including sales, finance, customer support and corporate marketing will be integrated within the existing Siebel Systems organization.

     "We are combining the leader in sales and marketing automation with the leader in customer service and call center solutions to provide customers the unified Enterprise Relationship Management systems they are clearly telling us they want," said Thomas M. Siebel, Chairman and CEO of Siebel Systems. "Our technologies are entirely complementary, our cultures are well aligned, and our ability to reach and support customers on a global basis is tremendously enhanced. I'd characterize this as not only a win-win for current customers, but an unprecedented opportunity for potential customers to finally have access to the most robust single-source Enterprise Relationship Management systems available."

     Siebel continued, "The Scopus Technology service and call center products clearly lead the industry in providing enterprise class call center and field service solutions. These products are the hands-down winners."

     "Equally important is our dramatically increased presence within the sales, marketing and customer service marketplace. With combined revenues of $206.4 million for calendar year 1997, more than 900 employees, and over 500 customers worldwide, we are optimistic about continuing to gain market share in this rapidly growing market segment. This merger provides the critical mass that will allow us to seize this tremendous market opportunity," Siebel concluded.

     "On virtually every basis - product strength, customer service, company vision and quality of business operations - Siebel Systems is the unrivaled leader in sales and marketing information systems," said Ori S. Sasson, Chairman and CEO of Scopus Technology. "We can now dramatically expand the scope of solutions and level of service that we provide our installed base."

     "From a customer perspective, this is a dream come true," said Dr. Eric Schmidt, Chairman and CEO of Novell, a large customer of both Siebel Systems and Scopus Technology. "The benefits are clear: comprehensive functionality; clear technology leadership; a totally integrated Enterprise Relationship Management solution; and an unrivaled global support and service infrastructure."

     Under the terms of the agreement, each outstanding share of Scopus common stock will be exchanged, at a fixed exchange ratio of .36405, for newly issued shares of common stock of Siebel Systems. This will result in the issuance of approximately 7.5 million additional Siebel shares, valued at about $460 million based upon Siebel Systems' closing price of Friday, February 27, 1998. In addition, all outstanding employee stock options of Scopus Technology will convert into Siebel options at the same exchange ratio. The number of shares issued and options assumed will be adjusted to reflect the 2 for 1 Siebel Systems stock split announced February 26, 1998.

     The transaction will be accounted for as a pooling of interests, and will qualify as a tax-free reorganization. The merger is subject to the approval of shareholders of both companies, and appropriate government agencies. The transaction is expected to close in the second quarter of 1998.

     Except for the historical information contained herein, this report contains forward-looking statements that involve risks and uncertainties. The success of the acquisition and future operating results of Siebel Systems and Scopus Technology may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisition, such as the potential inability to satisfy the closing conditions for the acquisition, potential difficulties in the assimilation of operations, strategies, technologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, business risks including the risk of variations in quarterly operating results due to the timing of significant orders and other factors, significant current and expected additional competition and the need to continue to expand product distribution. Further information on potential factors that could affect the financial results of Siebel Systems and Scopus Technology are included in Siebel Systems' Report on Form 10-K for the year ended December 31, 1996 and Scopus Technology's Report on Form 10-K for the year ended March 31, 1997, each of which are on file with the Securities and Exchange Commission.

     About Siebel Systems

     Siebel Systems, Inc., (Nasdaq: SEBL) is the world's leading supplier of enterprise-class sales, marketing, and customer service information systems for organizations focused on increasing sales and service effectiveness in field sales, service organizations, telesales, telemarketing, call centers, and third-party resellers. The company's Windows-based client/server software combines a standards-based open architecture with new and emerging technologies to enable exceptional scalability, configurability, functionality, and performance. Siebel Systems' corporate alliances include Andersen Consulting, Compaq Computer Corporation, and Microsoft.

     About Scopus Technology

     Scopus Technology, Inc. (Nasdaq:SCOP) is the world's leader in front office software with more than 70,000 end users in a wide variety of industries. The highly scalable and fully integrated Scopus Technology application suite drives mission-critical customer service, support, sales and marketing activities - focusing the entire enterprise on winning and keeping customers. Scopus Technology customers include world-class organizations like Alcatel, America Online, Bank of America, Bank of Indonesia, Boeing, Dell Computer, Fleet Bank, Ford Motor Co., GTE, Hewlett-Packard, LA Cellular, NTT, Packard Bell, VISA and Volvo. Founded in 1991, Scopus Technology is headquartered in Emeryville, California.